UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2014

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of ICU Medical, Inc. (the “Company”), held on June 9 2014, the Company’s stockholders approved an amendment and restatement of the Company's 2011 Stock Incentive Plan, thereby increasing the number of shares which can be subject to awards by 1,100,000 shares.

The foregoing description of the 2011 Stock Incentive Plan, as amended and restated, is qualified in its entirety by reference to the complete text of the 2011 Stock Incentive Plan, as amended and restated, which is attached as Annex C of the Company’s definitive proxy statement for the Annual Meeting filed by the Company on April 28, 2014 (the “Definitive Proxy Statement”) and is incorporated herein by reference.

The disclosure set forth under Proposal 3 and Proposal 4 in Item 5.07 of this Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Company’s Annual Meeting, the Company’s stockholders approved an amendment to and restatement of the Company’s Certificate of Incorporation (the “Amended Certificate”). Among other things, the Amended Certificate provides for the annual election of directors by phasing out the Company’s classified Board of Directors (the “Board”), commencing with the Annual Meeting (the declassification of the Board will be complete beginning with the Company’s 2016 Annual Meeting of Stockholders, and from then on, the entire Board would stand for election annually for one-year terms). In addition, the Amended Certificate includes changes to conform certain provisions of the Certificate of Incorporation to the Company’s Amended and Restated Bylaws and to update the Certificate of Incorporation and to integrate it into a single comprehensive document.
Proposals for the amendments to, and restatement of, the Company’s Certificate of Incorporation was disclosed in the Definitive Proxy Statement.
The Company intends to make conforming changes to its Amended and Restated Bylaws, as necessary, to provide for the phasing out of the classified Board consistent with the Amended Certificate.
The foregoing description of the Amended Certificate is qualified in its entirety by reference to the complete text of the Amended and Restated Certificate of Incorporation which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1. Approve an amendment to the Company's Certificate of Incorporation to phase-out the Company's classified Board of Directors.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,772,533	17,501	4,860	656,688

The amendment to the Company’s Certificate of Incorporation to phase-out the Company's classified Board of Directors was approved.

Proposal 2. Approve an amendment and restatement of the Company's Certificate of Incorporation to update the Certificate of Incorporation and integrate prior amendments into a single document.

Votes For	Votes Against	Abstain	Broker Non-Votes
14,427,092	8,225	16,265	N/A

The amendment and restatement of the Company’s Certificate of Incorporation to update the Certificate of Incorporation and integrate prior amendments into a single document was approved.

Proposal 3.  Election of directors.

Name of Nominee	Votes For	Votes Against	Broker Non-Votes
John J. Connors	12,087,597	1,707,297	656,688
Joseph R. Saucedo	13,425,277	369,617	656,688

Each of the director nominees was elected to serve as a director for a term of one year until the 2015 annual meeting of stockholders and until their respective successors are elected and qualified.

As previously disclosed in the Definitive Proxy Statement, Michael T. Kovalchik, III, M.D. was not nominated to stand for re-election at the Annual Meeting.

Proposal 4.  Approve the amendment and restatement of the 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
6,978,666	6,809,306	6,922	656,688

The amendment and restatement of the Company’s 2011 Stock Incentive Plan was approved.

Proposal 5.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,696,231	747,557	7,794	N/A

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Proposal 6.  Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,053,698	1,499,884	241,312	656,688

The Company’s executive compensation was approved on a non-binding, advisory basis.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1 10.1*
Amended and Restated Certificate of Incorporation
ICU Medical, Inc. 2011 Stock Incentive Plan, as amended on June 9, 2014 (incorporated by reference to Annex C of the definitive proxy statement filed by the Company on April 28, 2014).

__________
* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014

    ICU MEDICAL, INC.

    /s/ SCOTT E. LAMB
    Scott E. Lamb
    Secretary, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.
3.1 10.1*
Amended and Restated Certificate of Incorporation
ICU Medical, Inc. 2011 Stock Incentive Plan, as amended on June 9, 2014 (incorporated by reference to Annex C of the definitive proxy statement filed by the Company on April 28, 2014).

__________
* Management contract or compensatory plan or arrangement.